Exhibit 99.1

Hut 8 Announces Pricing of $3.25 Billion of Investment-Grade Senior Secured Notes for River Bend Data Center Project

Fully amortizing project financing due 2042; non-recourse to Hut 8 Corp.

MIAMI, FL, April 27, 2026 — Hut 8 Corp. (Nasdaq, TSX: HUT) (“Hut 8” or the “Company”), an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive use cases, today announced that its wholly-owned subsidiary, Hut 8 DC LLC (the “Issuer”), has priced a $3.25 billion private offering (the "Offering") of 6.192% senior secured notes due 2042 (the “Notes”). The Notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S thereunder. The Offering is expected to close on April 30, 2026, subject to market and other conditions. There can be no assurance that the Offering will be completed on the terms described herein or at all.

The Issuer intends to use the proceeds from the Offering to (i) finance the development and construction of a turnkey data center with 245 megawatts of critical IT capacity and the related substation at Hut 8’s River Bend campus (collectively, the “Project”), (ii) reimburse Hut 8 for a portion of its prior equity contributions to the Issuer that were used to fund capital expenditures relating to the Project, (iii) fund debt service reserves, and (iv) pay fees and expenses in connection with the Offering.

The Notes will bear interest at a rate of 6.192% per annum payable semi-annually in cash in arrears on November 15 and May 15 of each year, beginning on November 15, 2026 and will mature on November 15, 2042. The Notes will be fully amortizing with amortization payments payable semi-annually beginning on May 15, 2028.

The Notes will constitute senior secured obligations of the Issuer and will be secured by first-priority liens on substantially all assets of the Issuer, other than certain excluded property, as well as a pledge of the equity interests in the Issuer held by Hut 8 DC Member LLC, the direct parent company of the Issuer. The Notes are non-recourse to Hut 8.

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and any applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S thereunder.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hut 8

Hut 8 is an energy infrastructure platform integrating power, digital infrastructure, and compute at scale to fuel next-generation, energy-intensive technologies such as AI, high-performance computing, and ASIC compute. The Company develops, commercializes, and operates industrial-scale energy and data center infrastructure through a power-first, innovation-driven approach.

Cautionary Note Regarding Forward-Looking Information

This press release includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws, respectively (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this press release that address activities, events, or developments that the Company and the Issuer expect or anticipate will or may occur in the future, including statements relating to the Project and the terms of the Offering and the use of proceeds therefrom, the Company’s development pipeline, and the Company’s future business strategy, competitive strengths, expansion, and growth of the business and operations more generally, and other such matters is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “allow”, “believe”, “estimate”, “expect”, “predict”, “can”, “might”, “potential”, “is designed to”, “likely,” or similar expressions.

Statements containing forward-looking information are not historical facts, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, risks relating to the construction of new data centers (including the Project), including cost overruns, delays, supply chain issues, permitting or regulatory hurdles, unexpected technical challenges, and dependency on contractors; risks relating to the financing of new data centers (including the Project), including the potential dilutive impact of equity issuances (if any), access to capital markets, timing and cost of financing, and market conditions such as increases in interest rates, declining equity valuations, volatility in credit markets, or tightening lending standards; risks impacting our ability to expand the power capacity at the River Bend campus, such as limitations of transmission and/or generation resources; failure of critical systems; geopolitical, social, economic, and other events and circumstances; competition from current and future competitors; risks related to power requirements; cybersecurity threats and breaches; hazards and operational risks; changes in leasing arrangements; Internet-related disruptions; dependence on key personnel; having a limited operating history; attracting and retaining customers; entering into new offerings or lines of business; price fluctuations and rapidly changing technologies; predicting facility requirements; strategic alliances or joint ventures; hedging transactions; potential liquidity constraints; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; trading volatility; and other risks described from time to time in Company’s filings with the U.S. Securities and Exchange Commission. In particular, see the Company’s recent and upcoming annual and quarterly reports and other continuous disclosure documents, which are available under the Company’s EDGAR profile at www.sec.gov and SEDAR+ profile at www.sedarplus.ca. Information in this press release is as of the dates and time periods indicated herein, and neither the Company nor the Issuer undertake to update any of the information contained in these materials, except as required by law.

Contacts

Hut 8 Investor Relations

ir@hut8.com

Hut 8 Public Relations

media@hut8.com